Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 29, 2022.

LONG FOCUS CAPITAL MANAGEMENT, LLC

/s/ John B. Helmers
John B. Helmers/Managing Member

LONG FOCUS CAPITAL MASTER, LTD.
BY: LONG FOCUS CAPITAL MANAGEMENT, LLC ITS: INVESTMENT ADVISER

/s/ John B. Helmers
John B. Helmers/Managing Member

CONDAGUA, LLC

/s/ A. Glenn Helmers
A. Glenn Helmers/Managing Member

JOHN B. HELMERS

/s/ John B. Helmers
John B. Helmers

A. GLENN HELMERS

/s/ A. Glenn Helmers
A. Glenn Helmers